Exhibit 99.1

Bioventus Announces Fourth Quarter and Full Year 2025 Financial Results
•Q4 reported revenue of $157.9 million increased 2.8% and organic* revenue increased 10.0%
•Fourth quarter GAAP earnings of $0.21 per diluted share compared to $0.00 in the prior-year period
•Non-GAAP earnings* of $0.24 per diluted share
•Fourth quarter cash from operations of $38.0 million increased 97%
•2026 financial guidance reflects continued above-market revenue growth, higher earnings and robust cash generation
DURHAM, NC — March 5, 2026 — Bioventus Inc. (Nasdaq: BVS) (“Bioventus” or the “Company”), a global leader in innovations for active healing, today announced fourth quarter and full-year financial results for the year ended December 31, 2025, and provided its financial guidance for full-year 2026.
"Our team delivered strong fourth quarter performance, concluding an important year in which we strengthened our portfolio, drove above-market growth, improved margins, and strengthened our balance sheet,” said Rob Claypoole, Bioventus President and Chief Executive Officer. “These results reflect continued demand for our market-leading therapies, and disciplined execution across our commercial and operational initiatives. We are entering 2026 from a position of strength and plan to invest to further accelerate our growth while expanding profitability and generating meaningful cash flow. We believe this is a powerful combination that positions Bioventus to deliver increased shareholder value.”
Fourth Quarter 2025 Financial Results
For the fourth quarter, worldwide revenue totaled $157.9 million, advancing 10.0% on an organic* basis driven by double-digit organic* growth across Pain Treatments and Surgical Solutions. Reported revenue increased 2.8% from $153.6 million in the prior-year period due to the impact of the prior-year divestiture of the Advanced Rehabilitation Business.
Net income attributable to Bioventus Inc. was $14.8 million, compared to net loss attributable to Bioventus Inc. of $0.4 million in the prior-year period.
Adjusted EBITDA* of $36.7 million advanced 30% from $28.3 million in the prior-year period as a result of higher organic* revenue growth, increased gross margin and disciplined spending.
GAAP earnings of $0.21 per diluted share of Class A common stock improved from no income per share in the prior-year period. Adjusted Earnings Per Share (Adjusted EPS)* of Class A common stock of $0.24 per diluted share compares to $0.26** per diluted share in the prior-year period as improved operating profit and lower interest expense were more than offset by unfavorable tax expense.
Full-Year 2025 Financial Results
Bioventus’ full-year 2025 worldwide revenue totaled $568.1 million, a decrease of 0.9% compared to the prior-year period due to the divestiture of the Advanced Rehabilitation Business. On an organic* basis, revenue increased 7.5%, driven by above-market growth across all three businesses in the Company's portfolio.
Full-year 2025 net income attributable to Bioventus was $22.7 million, compared to net loss attributable to Bioventus Inc. of $36.1 million in the prior-year period. Adjusted EBITDA* of $116.3 million increased 6.8% from $108.9 million last year due to strong organic* revenue growth and gross margin expansion.
GAAP earnings of $0.33 per diluted share of Class A common stock improved from a loss of $0.56 per diluted share last year. Adjusted earnings per diluted share* was $0.68, reflecting a 21.4% increase compared to $0.56** per diluted share in the prior-year period.

*See below under “Use of Non-GAAP Financial Measures” for more details.
**The prior-year period has been recast to conform to the current period presentation of Adjusted EPS*. See below under “Prior Period Recast” for further information.

Revenue By Business
The following tables represent net sales by business and geographic region for the three months ended December 31, 2025 and December 31, 2024:

	Three Months Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	December 31, 2025	December 31, 2024	$	%	%
Pain Treatments	$79,658	$69,213	$10,445	15.1%	14.8%
Surgical Solutions	55,534	53,724	1,810	3.4%	3.1%
Restorative Therapies(a)	22,708	30,705	(7,997)	(26.0%)	(26.6%)
Total net sales	$157,900	$153,642	$4,258	2.8%	2.4%
(a)Global revenue from the Advanced Rehabilitation Business totaled $147 and $10,250 for the three months ended December 31, 2025 and December 31, 2024, respectively.
Pain Treatments: Global revenue of $79.7 million accelerated 15.1% primarily due to strong demand for the Company's differentiated portfolio of hyaluronic acid therapies for knee osteoarthritis.
Surgical Solutions: Global revenue of $55.5 million advanced 3.4% driven by higher U.S. demand for Bone Graft Substitutes.
Restorative Therapies: Global revenue of $22.7 million reflects the divestiture of the Advanced Rehabilitation Business at the end of 2024. On an organic* basis, revenue grew 10.3%, driven by improvement in commercial effectiveness and sales force execution with the EXOGEN Bone Stimulation System.

	Three Months Ended		Change as Reported		Constant Currency* Change
	December 31, 2025	December 31, 2024	$	%	%
U.S.
Pain Treatments	$71,137	$62,799	$8,338	13.3%	13.3%
Surgical Solutions	48,870	46,431	2,439	5.3%	5.3%
Restorative Therapies(a)	19,481	25,980	(6,499)	(25.0%)	(25.0%)
Total U.S. net sales	139,488	135,210	4,278	3.2%	3.2%
International
Pain Treatments	8,521	6,414	2,107	32.9%	29.8%
Surgical Solutions	6,664	7,293	(629)	(8.6%)	(10.3%)
Restorative Therapies(a)	3,227	4,725	(1,498)	(31.7%)	(34.6%)
Total International net sales	18,412	18,432	(20)	(0.1%)	(2.7%)
Total net sales	$157,900	$153,642	$4,258	2.8%	2.4%
(a)U.S. revenue from the Advanced Rehabilitation Business totaled $147 and $8,630 for three months ended December 31, 2025 and December 31, 2024, respectively. International revenue from the Advanced Rehabilitation Business totaled $1,620 for the three months ended December 31, 2024.
U.S.: Revenue of $139.5 million increased 3.2% and advanced 10.1% on an organic* basis, driven by strong demand across the Company's broad portfolio.
International: Revenue of $18.4 million decreased 0.1%, but increased 9.5% on an organic* basis as a result of significant growth in Pain Treatments. Surgical Solutions revenue was impacted due to the timing of distributor orders.
*See below under “Use of Non-GAAP Financial Measures” for more details.

The following tables represent net sales by business and geographic region for the years ended December 31, 2025 and December 31, 2024:

	Year Ended		Change as Reported		Constant Currency* Change
(in thousands, except for percentage)	December 31, 2025	December 31, 2024	$	%	%
Pain Treatments	$279,060	$261,289	$17,771	6.8%	6.7%
Surgical Solutions	203,653	189,255	14,398	7.6%	7.5%
Restorative Therapies(a)	85,374	122,736	(37,362)	(30.4%)	(30.7%)
Total net sales	$568,087	$573,280	$(5,193)	(0.9%)	(1.1%)
(a)Global revenue from the Advanced Rehabilitation Business totaled $897 and $45,435 for the years ended December 31, 2025 and December 31, 2024, respectively.
Pain Treatments: Global revenue of $279.1 million accelerated 6.8% primarily due to strong global demand for the Company's differentiated hyaluronic acid therapies for knee osteoarthritis.
Surgical Solutions: Global revenue of $203.7 million advanced 7.6% as higher U.S. demand for both Bone Graft Substitutes and Ultrasonics, due to their strong clinical and health economic value propositions.
Restorative Therapies: Global revenue of $85.4 million reflects the divestiture of the Advanced Rehabilitation Business at the end of 2024. On an organic* basis, revenue grew 9.3% driven by improvement in commercial effectiveness and sales force execution with the EXOGEN Bone Stimulation System.

	Year Ended		Change as Reported		Constant Currency* Change
	December 31, 2025	December 31, 2024	$	%	%
U.S.
Pain Treatments	$248,237	$234,936	$13,301	5.7%	5.7%
Surgical Solutions	180,442	167,706	12,736	7.6%	7.6%
Restorative Therapies(a)	73,418	104,167	(30,749)	(29.5%)	(29.5%)
Total U.S. net sales	502,097	506,809	(4,712)	(0.9%)	(0.9%)
International
Pain Treatments	30,823	26,353	4,470	17.0%	16.0%
Surgical Solutions	23,211	21,549	1,662	7.7%	6.7%
Restorative Therapies(a)	11,956	18,569	(6,613)	(35.6%)	(37.1%)
Total International net sales	65,990	66,471	(481)	(0.7%)	(2.0%)
Total net sales	$568,087	$573,280	$(5,193)	(0.9%)	(1.1%)
(a)U.S. revenue from the Advanced Rehabilitation Business totaled $897 and $38,165 for the years ended December 31, 2025 and 2024, respectively. International revenue from the Advanced Rehabilitation Business totaled $7,270 for the year ended December 31, 2024.
U.S.: Revenue of $502.1 million decreased 0.9% and advanced 6.9% on an organic* basis driven by solid demand across the Company's diversified portfolio.
International: Revenue of $66.0 million decreased 0.7%, but increased 11.5% on an organic* basis as a result of growth in Pain Treatments and Surgical Solutions.

Recent Business Highlights
Bioventus continues to advance its strategic priorities with key achievements, including the following:
•Generated $38 million of cash flow from operations in the fourth quarter and for the full year achieved a 92% increase in cash from operations.
•Strengthened its balance sheet, improved liquidity and increased capital allocation optionality by reducing debt outstanding by $29 million in the fourth quarter.
*See below under “Use of Non-GAAP Financial Measures” for more details.

•Initiated the full commercial launch of the Company’s peripheral nerve stimulation (PNS) products, StimTrial and TalisMann, for patients suffering from debilitating chronic pain. These differentiated therapies use Bioventus’ unique electric field conduction (EFC) technology to deliver electrical pulses to specific peripheral nerves and are designed to provide non-opioid relief from chronic pain.
•Strengthened Bioventus’ executive leadership team with the addition of Megan Rosengarten, Senior Vice-President and General Manager of Peripheral Nerve Stimulation.

2026 Financial Guidance
Bioventus introduced its financial guidance for full-year 2026. The Company expects:
•Net sales of $600 million to $610 million. This reflects growth of approximately 6% to 7%.
•Adjusted EPS* of $0.73 to $0.77. This reflects an increase of approximately 7% to 13%.
•Cash from Operations of $82 million to $87 million.
The Company does not provide U.S. GAAP financial measures, other than net sales and cash from operations, on a forward-looking basis, because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments, and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
About Bioventus
Bioventus delivers clinically proven, cost-effective products that help people heal quickly and safely. Its mission is to make a difference by helping patients resume and enjoy active lives. The Innovations for Active Healing from Bioventus include offerings for Pain Treatments, Surgical Solutions and Restorative Therapies. Built on a commitment to high quality standards, evidence-based medicine and strong ethical behavior, Bioventus is a trusted partner for physicians worldwide. For more information, visit www.bioventus.com and follow the Company on LinkedIn and X. Bioventus and the Bioventus logo are registered trademarks of Bioventus LLC.

Fourth Quarter 2025 Earnings Conference Call:
Management will host a conference call to discuss the Company’s financial results and provide a business update, with a question and answer session, at 8:30 a.m. Eastern Time on March 5, 2026. Those who would like to participate may dial 1-833-636-0497 (domestic and international) and refer to Bioventus Inc.
A live webcast of the call and any accompanying materials will also be provided on the investor relations section of the Company's website at https://ir.bioventus.com/.
The webcast will be archived on the Company’s website at https://ir.bioventus.com/ and available for replay until March 4, 2027.

Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our future financial results and liquidity; our business strategy, position and operations; and expected sales trends, opportunities, market position and growth. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.
Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Important factors that may cause actual results to differ materially from current expectations include, among other things: the risks related to unexpected increases in the volume of rebate claims; the risks related to tariffs and unexpected changes in tariffs, trade barriers and regulatory requirements, export licensing requirements or other restrictive actions by the United States or retaliatory tariffs and other actions taken by foreign governments;

*See below under “Use of Non-GAAP Financial Measures” for more details.

the FDA regulatory process is expensive, time-consuming and uncertain, and the failure to obtain and maintain required regulatory clearances and approvals could prevent us from commercializing our products; we may be unable to successfully commercialize newly developed or acquired products or therapies within expected timeframes; if clinical studies of our future product candidates do not produce results necessary to support regulatory clearance or approval in the United States or elsewhere, we will be unable to expand the indications for or commercialize these products; if we fail to properly manage growth or scale our business processes, systems, or data management, our business could suffer; our ability to maintain our competitive position depends on our ability to attract, retain and motivate our senior management team and highly qualified personnel necessary to execute our strategic plans; demand for our products may decrease as a result of healthcare cost-containment and drug pricing initiatives by the federal government, which could negatively impact the commercial success of affected products; we may face issues with respect to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; we might not meet certain of our debt covenants under our 2025 Credit Agreement and might be required to repay our indebtedness on an accelerated basis; there are restrictions on operations and other costs associated with our indebtedness; we might require additional capital to fund our current financial obligations and support business growth; failure to establish and maintain effective financial controls could adversely affect our business and stock price; we might not be able to complete acquisitions or successfully integrate new businesses, products or technologies in a cost-effective and non-disruptive manner; our cash is maintained at financial institutions, often in balance that exceed federally insured limits; we are subject to securities class action litigation and may be subject to similar or other litigation, in the future, which will require significant management time and attention, result in significant legal expenses or costs not covered by our insurers, and may result in unfavorable outcomes; we are highly dependent on a limited number of products; our long-term growth depends on our ability to develop, acquire and commercialize new products, line extensions or expanded indications; demand for our existing portfolio of products and any new products, line extensions or expanded indications depends on the continued and future acceptance of our products by physicians, patients, third-party payers and others in the medical community; the proposed down classification of non-invasive bone growth stimulators, including our EXOGEN system, by the FDA could increase future competition for bone growth stimulators and otherwise adversely affect the Company’s sales of EXOGEN; failure to achieve and maintain adequate levels of coverage and/or reimbursement for our products or future products, the procedures using our products, such as our hyaluronic acid viscosupplements, or future products we may seek to commercialize; pricing and other competitive factors; governments outside the United States might not provide coverage or reimbursement of our products; we compete and may compete in the future against other companies, some of which have longer operating histories, more established products or greater resources than we do; if our HA products are reclassified from medical devices to drugs in the United States by the FDA, it could negatively impact our ability to market these products and may require that we conduct costly additional clinical studies to support current or future indications for use of those products; our failure to properly manage our anticipated growth and strengthen our brands; risks related to product liability claims; fluctuations in demand for our products; issues relating to the supply of our products or their components due to product quality and regulatory compliance issues, including increased costs, disruptions of supply, shortages, contamination or mislabeling; our reliance on a limited number of third-party manufacturers to manufacture certain of our products; if our facilities are damaged or become inoperable, we will be unable to continue to research, develop and manufacture certain of our products; economic, political, regulatory and other risks related to international sales, manufacturing and operations; failure to maintain contractual relationships; security breaches, unauthorized access to or disclosure of information, cyberattacks, or other incidents, or the perception that confidential information in our or our vendors’ or service providers’ possession or control is not secure; failure of key information technology and communications systems, process or sites; risks related to our future capital needs; failure to comply with extensive governmental regulation relevant to us and our products; we may be subject to enforcement action if we engage in improper claims submission practices and resulting audits or denials of our claims by government agencies could reduce our net sales or profits; unstable political or economic conditions, including due to government shutdowns; legislative or regulatory reforms; our business might experience adverse impacts due to public health outbreaks; risks related to intellectual property matters; the dilution of our Class A common stockholders upon an exchange of the outstanding common membership interests in Bioventus LLC could adversely affect the market price of our Class A common stock and the resale of such shares could cause the market price of our Class A common stock to fall; and other the other risks identified in our Annual Report on Form 10-K for the year ended December 31, 2025 as such factors may be updated from time to time in Bioventus’ other filings with the SEC which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of Bioventus’ website at https://ir.bioventus.com. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ materially from those set forth in the forward-looking statements.

BIOVENTUS INC.
Consolidated balance sheets
As of December 31, 2025 and December 31, 2024
(Amounts in thousands, except share amounts) (unaudited)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$51,238	$41,582
Accounts receivable, net	128,303	127,393
Inventory	82,236	92,475
Prepaid and other current assets	11,065	14,160
Total current assets	272,842	275,610
Property and equipment, net	21,899	27,012
Goodwill	7,462	7,462
Intangible assets, net	368,419	404,729
Operating lease assets	5,122	6,506
Deferred tax assets	5,522	4,745
Investment and other assets	2,293	1,892
Total assets	$683,559	$727,956
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,928	$23,690
Accrued liabilities	130,242	135,879
Current portion of long-term debt	15,000	27,339
Current portion of contingent consideration	—	19,573
Other current liabilities	4,210	3,917
Total current liabilities	160,380	210,398
Long-term debt, less current portion	278,951	308,288
Deferred income taxes	433	564
Other long-term liabilities	15,348	23,102
Total liabilities	455,112	542,352
Stockholders’ Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued
Class A common stock, $0.001 par value, 250,000,000 shares authorized as of December 31, 2025 and December 31, 2024, 67,097,716 and 65,758,341 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively	67	66
Class B common stock, $0.001 par value, 50,000,000 shares authorized, 15,786,737 shares issued and outstanding as of December 31, 2025 and December 31, 2024	16	16
Additional paid-in capital	520,851	508,092
Accumulated deficit	(334,929)	(357,661)
Accumulated other comprehensive loss	(1,900)	(2,573)
Total stockholders’ equity attributable to Bioventus Inc.	184,105	147,940
Noncontrolling interest	44,342	37,664
Total stockholders’ equity	228,447	185,604
Total liabilities and stockholders’ equity	$683,559	$727,956

BIOVENTUS INC.
Consolidated statements of operations
(Amounts in thousands, except share and per share data) (unaudited)

	Three Months Ended(1)		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net sales	$157,900	$153,642	$568,087	$573,280
Cost of sales (including depreciation and amortization of $10,388 and $10,630, $41,251, $41,882 respectively)	49,118	50,986	179,930	185,054
Gross profit	108,782	102,656	388,157	388,226
Selling, general and administrative expense	82,757	86,873	314,026	343,798
Research and development expense	3,007	3,271	12,113	13,951
Restructuring costs	2,235	(52)	2,235	(52)
Change in fair value of contingent consideration	—	345	—	1,423
Depreciation and amortization	1,297	1,768	5,727	7,652
Impairment of assets	—	2,456	—	36,357
Loss on disposals	—	292	81	292
Operating income (loss)	19,486	7,703	53,975	(15,195)
Interest expense, net	5,306	8,997	26,486	38,792
Loss on extinguishment	—	—	326	—
Other expense (income)	37	(1,241)	1,454	(1,645)
Other expense	5,343	7,756	28,266	37,147
Income (loss) before income taxes	14,143	(53)	25,709	(52,342)
Income tax (benefit) expense, net	(3,175)	550	(1,565)	(5,293)
Net income (loss)	17,318	(603)	27,274	(47,049)
(Income) loss attributable to noncontrolling interest	(2,563)	215	(4,542)	10,924
Net income (loss) attributable to Bioventus Inc.	$14,755	$(388)	$22,732	$(36,125)

Income (loss) per share of Class A common stock from:
Basic	$0.22	$—	$0.34	$(0.56)
Diluted	$0.21	$—	$0.33	$(0.56)

Weighted-average shares of Class A common stock outstanding:
Basic	67,019,060	65,451,881	66,622,631	64,547,474
Diluted	69,261,177	65,451,881	68,914,895	64,547,474

(1) The three months ended December 31, 2025 and December 31, 2024 covered the periods beginning September 28, 2025 and September 29, 2024, respectively.

BIOVENTUS INC.
Consolidated condensed statements of cash flows
(Amounts in thousands) (unaudited)

	Three Months Ended(1)		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Operating activities:
Net income (loss)	$17,318	$(603)	$27,274	$(47,049)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	11,694	12,405	47,011	49,555
Equity-based compensation	3,440	2,016	12,673	13,274
Change in fair value of contingent consideration	—	345	—	1,423
Impairments of assets	—	2,456	—	36,357
Loss on disposals	—	292	81	292
Loss on extinguishment	—	—	326	—
Deferred income taxes	(1,131)	3,215	(909)	(5,394)
Unrealized gain on foreign currency fluctuations	(27)	(126)	(360)	(259)
Other, net	467	1,430	2,417	2,376
Changes in working capital	6,207	(2,108)	(13,840)	(11,780)
Net cash from operating activities	37,968	19,322	74,673	38,795
Investing activities:
Proceeds (settlement) from the sale of a business	—	24,678	(686)	24,678
Purchase of property and equipment	(580)	(574)	(2,562)	(1,006)
Investments and acquisition of distribution rights	—	—	—	(709)
Net cash from investing activities	(580)	24,104	(3,248)	22,963
Financing activities:
Proceeds from issuance of Class A and B common stock	511	1,103	2,074	2,442
Tax withholdings on equity-based compensation	—	—	(9)	—
Receipt of deferred consideration	—	4,500	—	4,500
Payment of contingent consideration	—	—	(19,771)	—
Borrowing on revolver	—	—	45,000	—
Payment on revolver	(25,000)	(15,000)	(45,000)	(15,000)
Proceeds from the issuance of long-term debt, net of discount	—	—	31,907	—
Payments on the extinguishment of long-term debt	—	—	(65,765)	—
Debt financing costs	—	—	(697)	(1,180)
Payments on long-term debt	(3,750)	(33,264)	(9,052)	(44,584)
Other, net	(208)	(194)	(827)	(758)
Net cash from financing activities	(28,447)	(42,855)	(62,140)	(54,580)
Effect of exchange rate changes on cash	133	(2,063)	371	(2,560)
Net change in cash and cash equivalents	9,074	(1,492)	9,656	4,618
Cash and cash equivalents at the beginning of the period	42,164	43,074	41,582	36,964
Cash and cash equivalents at end of the period	$51,238	$41,582	$51,238	$41,582
(1) The three months ended December 31, 2025 and 2024 covered the periods beginning September 28, 2025 and September 29, 2024, respectively.

Use of Non-GAAP Financial Measures
Organic Revenue Growth
The Company defines the term “organic revenue” as revenue in the stated period excluding the impact from business acquisitions and divestitures. The Company uses the related term “organic revenue growth” or "organic growth" to refer to the financial performance metric of comparing the stated period's organic revenue with the comparable reported revenue of the corresponding period in the prior-year period. The Company believes that these non-GAAP financial measures, when taken together with GAAP financial measures, allow the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of acquisitions and divestitures because these activities can have a significant impact on the Company's reported results, which the Company believes makes comparisons of long-term performance trends difficult for management and investors.
Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Adjusted Earnings per Share of Class A Common Stock
We present Adjusted EBITDA, Non-GAAP Gross Profit, Non-GAAP (or Adjusted) Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expenses, Non-GAAP R&D, Non-GAAP Operating Margin, Non-GAAP Net Income, and Adjusted Earnings per Share of Class A common stock, all non-GAAP financial measures, to supplement our GAAP financial reporting because we believe these measures are useful indicators of our operating performance.
We define Adjusted EBITDA as net income (loss) before depreciation and amortization, provision of income taxes and interest expense, net, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring costs, equity-based compensation expense, debt refinancing, loss on extinguishment of debt and other items. See the table below for a reconciliation of net income (loss) to Adjusted EBITDA. Our management uses Adjusted EBITDA principally as a measure of our operating performance and believes that Adjusted EBITDA is useful to our investors because it is frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections.
Our management uses Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Income, Non-GAAP Operating Expense, Non-GAAP Operating Margin and Non-GAAP Net Income principally as measures of our operating performance and believes that these non-GAAP financial measures are useful to better understand the long term performance of our core business and to facilitate comparison of our results to those of peer companies. Our management also uses these non-GAAP financial measures for planning purposes, including the preparation of our annual operating budget and financial projections.
We define Non-GAAP Gross Profit as gross profit, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization included in the cost of goods sold and acquisition and divestiture related costs in the cost of goods sold. We define Non-GAAP Gross Margin as Non-GAAP Gross Profit divided by net sales. See the table below for a reconciliation of gross profit and gross margin to Non-GAAP Gross Profit and Non-GAAP Gross Margin.
We define Non-GAAP Operating Income as operating income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring costs, debt refinancing and other items. Non-GAAP Operating Margin is defined as Non-GAAP Operating Income divided by net sales. See the table below for a reconciliation of operating income (loss) and operating margin to Non-GAAP Operating Income and Non-GAAP Operating Margin.
We define Non-GAAP Operating Expenses as operating expenses, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, impairment of assets, restructuring costs, debt refinancing and other items. See the table below for a reconciliation of operating expenses to Non-GAAP Operating Expenses.
*See “Use of Non-GAAP Financial Measures” for more details.

We define Non-GAAP R&D as research and development, adjusted to exclude certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, restructuring costs, and other items. See the table below for a reconciliation of operating expenses to Non-GAAP R&D.
We define Non-GAAP Net Income as Net Income, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring costs, impairment of assets, debt refinancing, loss on extinguishment of debt, other items, the tax effect of adjusting items and discrete tax items. Discrete tax items include the tax impact related to significant transactions that are not part of our ongoing operating performance, and current and deferred income tax expense commensurate with Non-GAAP Net Income. See the table below for a reconciliation of Net Income (Loss) to Non-GAAP Net Income.
We define Adjusted Earnings per Class A share as Earnings per Class A share, adjusted for the impact of certain cash, non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include depreciation and amortization, acquisition and divestiture related costs, certain shareholder litigation costs, restructuring costs, impairment of assets, debt refinancing, loss on extinguishment of debt, other items, and the tax effect of adjusting items divided by weighted average number of shares of Class A common stock outstanding during the period. We also modify Adjusted Earnings per Class A share for discrete tax items as discussed above. These discrete tax items are recorded at the Bioventus Inc. parent company level and therefore are not adjusted to remove the impact of noncontrolling interest. See the table below for a reconciliation of loss per Class A share to Non-GAAP Earnings per Class A share.
Net Sales, International Net Sales Growth and Constant Currency Basis
Net Sales, International Net Sales Growth and Constant Currency Basis are non-GAAP measures, which are calculated by translating current and prior year results at the same foreign currency exchange rate. Constant currency can be presented for numerous GAAP measures, but is most commonly used by management to facilitate the comparison of sales in foreign currencies to prior periods and analyze net sales performance without the impact of changes in foreign currency exchange rates.
Prior Period Recast
We identified an immaterial error in our equity-based compensation expense, which impacted annual and interim financial statements for fiscal year 2024. Financial information relating to 2024 has been revised to correct this immaterial error. Refer to Note 1. Organization in our Form 10-K for the period ended December 31, 2025, filed on March 5, 2026, for further details regarding the immaterial error in equity-based compensation.
In 2025, we began adjusting Non-GAAP Net Income and Adjusted Earnings per Share of Class A common stock for discrete tax items relating to significant transactions that are not part of our ongoing operating performance. We have recast prior periods to include the comparable adjustments.
Limitations of the Usefulness of Non-GAAP Measures
Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. These measures might exclude certain normal recurring expenses. Therefore, these measures may not provide a complete understanding of the Company's performance and should be reviewed in conjunction with the GAAP financial measures. Additionally, other companies might define their non-GAAP financial measures differently than we do. Investors are encouraged to review the reconciliation of the non-GAAP measures provided in this press release, including in the tables below, to their most directly comparable GAAP measures. Additionally, the Company does not provide U.S. GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the impact and timing of acquisition and divestiture related expenses, accounting fair-value adjustments and certain other reconciling items without unreasonable efforts. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with U.S. GAAP.
*See “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited)

	Three Months Ended		Years Ended
($, thousands)	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net income (loss)	$17,318	$(603)	$27,274	$(47,049)
Interest expense, net	5,306	8,997	26,486	38,792
Income tax (benefit) expense, net	(3,175)	550	(1,565)	(5,293)
Depreciation and amortization(a)	11,694	12,405	47,011	49,555
Acquisition and related costs(b)	—	345	—	1,339
Shareholder litigation costs(c)	1	82	51	13,802
Restructuring costs(d)	2,235	(124)	2,235	(57)
Equity-based compensation(e)	3,440	2,016	12,673	13,274
Debt refinancing(f)	(1)	—	902	351
Loss on extinguishment(g)	—	—	326	—
Impairment of assets(h)	—	2,456	—	36,357
Loss on disposal of a business(i)	—	292	81	292
Other items(j)	(108)	1,834	803	7,519
Adjusted EBITDA	$36,710	$28,250	$116,277	$108,882
(a)Includes for the three months ended December 31, 2025 and December 31, 2024 and the years ended December 31, 2025 and December 31, 2024, respectively, depreciation and amortization of $10.4 million, $10.6 million, $41.3 million and $41.9 million in cost of sales and $1.3 million, $1.8 million, $5.7 million and $7.7 million in operating expenses presented in the consolidated statements of operations.
(b)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(c)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(d)Restructuring costs in 2025 primarily related to severance associated with the elimination of several positions and the consolidation of certain administrative functions and roles. Costs incurred during 2024 reflect a reversal of expenses associated with employee transitions resulting from the sale of the Advanced Rehabilitation Business and certain contract terminations.
(e)Includes compensation expense resulting from awards granted under our equity-based compensation plans.
(f)Debt refinancing in 2025 related to certain third-party fees associated with our 2025 Credit Agreement. Activity in 2024 is attributable to advisory fees and debt amendment related costs related to our 2019 Credit and Guaranty Agreement, as amended.
(g)Losses recognized in connection with the refinancing of long-term debt.
(h)Includes a non-cash impairment charge of $33.9 million for intangible assets solely attributable to our Advanced Rehabilitation Business, driven by the decision to divest and a $2.5 million non-cash impairment charge for right-of-use assets associated with exited office and warehouse spaces.
(i)Represents the loss on the disposal of the Advanced Rehabilitation Business.
(j)During the year ended December 31, 2025, other items primarily consisted of $0.5 million of expenses related to the divestiture of the Advanced Rehabilitation Business, which was completed on December 31, 2024.
Other items for the three months ended and year ended December 31, 2024 primarily consisted of: (i) $1.2 million and $4.7 million, respectively, of expenses related to the divestiture of the Advanced Rehabilitation Business, including transactional fees and (ii) $0.4 million and $1.7 million, respectively, of transformative project costs.
*See “Use of Non-GAAP Financial Measures” for more details.

Reconciliation of Other Reported GAAP Measures to Non-GAAP Measures

Three Months Ended December 31, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(m)
Reported GAAP measure	$108,782	$86,289	$3,007	$19,486	$17,318	$0.21
Reported GAAP margin	68.9%			12.3%
Depreciation and amortization(b)	10,388	1,297	9	11,694	11,694	0.14
Shareholder litigation costs(d)	—	1	—	1	1	—
Restructuring costs(e)	—	2,235	—	2,235	2,235	0.03
Debt refinancing(f)	—	(1)	—	(1)	(1)	—
Other items(j)	—	(83)	12	(71)	(108)	—
Tax effect of adjusting items(k)	—	—	—	—	(3,470)	(0.04)
Discrete tax items(l)	—	—	—	—	(7,084)	(0.10)
Non-GAAP measure	$119,170	$82,840	$2,986	$33,344	$20,585	$0.24
Non-GAAP margin	75.5%			21.1%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Three Months Ended December 31, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Loss	Diluted EPS(m)
Reported GAAP measure	$102,656	$91,682	$3,271	$7,703	$(603)	$—
Reported GAAP margin	66.8%			5.0%
Depreciation and amortization(b)	10,630	1,768	7	12,405	12,405	0.15
Acquisition and related costs(c)	—	345	—	345	345	—
Shareholder litigation costs(d)	—	82	—	82	82	—
Restructuring costs(e)	—	(124)	—	(124)	(124)	—
Impairment of assets(h)	—	2,456	—	2,456	2,456	0.03
Loss on disposal of a business(i)	—	292	—	292	292	—
Other items(j)	—	2,646	86	2,732	1,834	0.02
Tax effect of adjusting items(k)	—	—	—	—	(4,355)	(0.05)
Discrete tax items(l)	—	—	—	—	7,146	0.11
Non-GAAP measure	$113,286	$84,217	$3,178	$25,891	$19,478	$0.26
Non-GAAP margin	73.7%			16.9%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

Year Ended December 31, 2025	Gross Profit	Operating Expenses(a)	R&D	Operating Income	Net Income	Diluted EPS(m)
Reported GAAP measure	$388,157	$322,069	$12,113	$53,975	$27,274	$0.33
Reported GAAP margin	68.3%			9.5%
Depreciation and amortization(b)	41,251	5,727	33	47,011	47,011	0.55
Shareholder litigation costs(d)	—	51	—	51	51	—
Restructuring costs(e)	—	2,235	—	2,235	2,235	0.03
Debt refinancing(f)	—	902	—	902	902	0.01
Loss on extinguishment(g)	—	—	—	—	326	—
Loss on disposal of a business(i)	—	81	—	81	81	—
Other items(j)	—	859	216	1,075	803	0.01
Tax effect of adjusting items(k)	—	—	—	—	(12,904)	(0.15)
Discrete tax items(l)	—	—	—	—	(7,084)	(0.10)
Non-GAAP measure	$429,408	$312,214	$11,864	$105,330	$58,695	$0.68
Non-GAAP margin	75.6%			18.5%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS

*See “Use of Non-GAAP Financial Measures” for more details.
**The prior-year period has been recast to conform to the current period presentation of Adjusted EPS*. See “Prior Period Recast” for further information.

Year Ended December 31, 2024	Gross Profit	Operating Expenses(a)	R&D	Operating Loss	Net Loss	Diluted EPS(m)
Reported GAAP measure	$388,226	$389,470	$13,951	$(15,195)	$(47,049)	$(0.56)
Reported GAAP margin	67.7%			(2.7%)
Depreciation and amortization(b)	41,882	7,652	21	49,555	49,555	0.62
Acquisition and related costs(c)	—	1,339	—	1,339	1,339	0.02
Shareholder litigation costs(d)	—	13,802	—	13,802	13,802	0.17
Restructuring costs(e)	—	(57)	—	(57)	(57)	—
Debt refinancing(f)	—	351	—	351	351	—
Impairment of assets(h)	—	36,357	—	36,357	36,357	0.45
Loss on disposal of a business(i)	—	292	—	292	292	—
Other items(j)	—	7,894	514	8,408	7,519	0.09
Tax effect of adjusting items(k)	—	—	—	—	(27,620)	(0.34)
Discrete tax items(l)	—	—	—	—	7,146	0.11
Non-GAAP measure	$430,108	$321,840	$13,416	$94,852	$41,635	$0.56
Non-GAAP margin	75.0%			16.5%
	Non-GAAP Gross Margin	Non-GAAP Operating Expenses	Non-GAAP R&D	Non-GAAP Operating Income	Non-GAAP Net Income	Adjusted EPS
(a)The "Reported GAAP Measure" under the "Operating Expenses" column is a sum of all GAAP operating expense line items, excluding research and development.
(b)Includes for the three months ended December 31, 2025 and December 31, 2024 and the years ended December 31, 2025 and December 31, 2024, respectively, depreciation and amortization of $10.4 million, $10.6 million, $41.3 million and $41.9 million in cost of sales and $1.3 million, $1.8 million, $5.7 million and $7.7 million in operating expenses presented in the consolidated statements of operations.
(c)Includes acquisition and integration costs related to completed acquisitions and changes in fair value of contingent consideration.
(d)Costs incurred as a result of certain shareholder litigation unrelated to our ongoing operations.
(e)Restructuring costs in 2025 primarily related to severance associated with the elimination of several positions and the consolidation of certain administrative functions and roles. Costs incurred during 2024 reflect a reversal of expenses associated with employee transitions resulting from the sale of the Advanced Rehabilitation Business and certain contract terminations.
(f)Debt refinancing in 2025 related to certain third-party fees associated with our 2025 Credit Agreement. Activity in 2024 is attributable to advisory fees and debt amendment related costs related to our 2019 Credit and Guaranty Agreement, as amended.
(g)Losses recognized in connection with the refinancing of long-term debt.
(h)Includes a non-cash impairment charge of $33.9 million for intangible assets solely attributable to our Advanced Rehabilitation Business, driven by the decision to divest and a $2.5 million non-cash impairment charge for right-of-use assets associated with exited office and warehouse spaces.
(i)Represents the loss on the disposal of the Advanced Rehabilitation Business.
(j)Other items during the year ended December 31, 2025 primarily consisted of $0.5 million of expenses related to the divestiture of the Advanced Rehabilitation Business, which was completed on December 31, 2024.
Other items for the three months ended and year ended December 31, 2024 primarily consisted of: (i) $1.2 million and $4.7 million, respectively, of expenses related to the divestiture of the Advanced Rehabilitation Business, including transactional fees and (ii) $0.4 million and $1.7 million, respectively, of transformative project costs.
(k)An estimated tax impact for the remaining adjustments to Non-GAAP Net Income was calculated by applying a rate of 25.1% to those adjustments for the three months ended and year ended December 31, 2025 and December 31, 2024. The three months ended and year ended December 31, 2024 include a tax impact of $0.7 million and $8.7 million, respectively, related to the impairment of assets.
(l)Discrete tax items include:
(i) For the three months ended and year ended December 31, 2025 and December 31, 2024, the removal of uncertain tax positions of ($3.7) million and ($2.0) million, respectively, related to a pre-IPO one-time tax position that reached its statute of limitations and is not part of our ongoing operating performance; and
*See “Use of Non-GAAP Financial Measures” for more details.
**The prior-year period has been recast to conform to the current period presentation of Adjusted EPS*. See “Prior Period Recast” for further information.

(ii) For the three months ended and year ended December 31, 2025 and December 31, 2024, the removal of ($3.4) million and $9.1 million, respectively, related to changes in the valuation allowance that are not commensurate with Non-GAAP Net Income and Adjusted EPS.
(m)Adjustments are pro-rated to exclude the weighted average noncontrolling interest ownership of 19.0% and 19.4%, respectively, for the years ended December 31, 2025 and December 31, 2024.

Investor Inquiries and Media:
Dave Crawford
Bioventus
investor.relations@bioventus.com

*See “Use of Non-GAAP Financial Measures” for more details.
**The prior-year period has been recast to conform to the current period presentation of Adjusted EPS*. See “Prior Period Recast” for further information.